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                                                                  EXHIBIT 99.1


                     [SILVERLEAF RESORTS, INC. LETTERHEAD]


                                  News Release


                                        Contact:  Thomas C. Franks,
                                                  Executive Vice President
                                                  Silverleaf Resorts, Inc.
                                                  (214) 631-1166
FOR IMMEDIATE
RELEASE                                           Randy Hecht/Michael Polyviou
                                                  Morgen-Walke Associates
                                                  Press: Steven DiMattia
                                                  (212) 850-5600


               SILVERLEAF RESORTS COMMENTS ON RECENT DEVELOPMENTS

                 *Anticipates Liquidity and Going Concern Issues
                         *Delayed Earnings Announcement
              *Resort Operations Unaffected for Existing Membership

Dallas, Texas, February 26, 2001--Silverleaf Resorts, Inc. (NYSE: SVR) today commented on liquidity and going concern issues. In view of the information contained in this release, management cautions against relying on any information previously provided with regard to Silverleaf's 2000 results and 2001 outlook.

The Company has been in negotiations for an expansion and extension of its credit facilities with one of its principal lenders. These negotiations were intended to fund the Company's operations through 2001. However, to date, negotiations with this lender, as well as other existing lenders and prospective financing sources have not resulted in agreements necessary to provide financing to sustain normal sales and marketing operations. While the Company is actively exploring funding alternatives with all its principal lenders and prospective investors, it has determined to substantially curtail its normal sales and marketing operations effective immediately in order to conserve cash and downsize its business to a sustainable level.

The Company believes that the ongoing operation of its owned resorts, through Silverleaf Club, on behalf of its existing vacation interval owners will be largely unaffected. A principal focus of the Company's restructuring plan will be to ensure that all its existing members have uninterrupted use of the Company's resorts and related amenities.

The Company has hired the firm of Amroc Securities, LLC as financial advisors to assist with a financial restructuring and review of other strategic alternatives.


                                     -more-


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Siverleaf Resorts, Inc.
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The uncertainties associated with the Company's proposed downsizing and related curtailment of sales and marketing is expected to delay its earnings release for the fourth quarter of 2000, as well as completion of its audit for the year ended December 31, 2000.

Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and/or operates 22 resorts in various stages of development. Silverleaf resorts offer a wide array of country club-like amenities, such as golf, swimming, horseback riding, boating, and many organized activities for children and adults. Silverleaf has a managed ownership base of over 116,000.

This release contains certain forward-looking statements which involve risks and uncertainties and actual results may differ materially from those anticipated. The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors. Additionally, anticipated results are dependent upon the Company's ability to identify and acquire or develop other operations under terms which are beneficial to the Company and its shareholders. Other risk factors are more fully discussed under "Cautionary Statements" in the Company's SEC reports, including the Company's 1999 annual report on Form 10K (pages 29 through 35).


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